Exhibit 32.1

SECTION 1350 CERTIFICATION

        In connection with the accompanying Quarterly Report on Form 10-Q of Penn Treaty American Corporation (the “Company”) for the period ended March 31, 2005 as filed with the Securities and Exchange Commission, I, William W. Hunt, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Quarterly Report on Form 10-Q for the period ended March 31, 2005 fairly presents, in all material respects, the Company’s financial condition and results of operations.

Date: June 27, 2005	/s/ William W. Hunt
William W. Hunt President and Chief Executive Officer